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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 27, 2004


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 000-22474                             87-0418807
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          (Commission File Number)         (I.R.S. Employer Identification No.)


                  100 Penn Square East, Philadelphia, PA 19107
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               (Address of Principal Executive Offices) (Zip Code)

                                  215-940-4000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








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         All references to the "Company" in this Current Report on Form 8-K
("Current Report") refer to American Business Financial Services, Inc., a Delaware corporation, and its subsidiaries, unless the context of the description indicates otherwise.

         Some of the information in this Current Report may contain forward-looking statements. You can identify these statements by words or phrases such as "will likely result, " "may, " "are expected to, " "will continue to," "is anticipated," "estimate," "believes," "projected," "intends to" or other similar words. These forward-looking statements regarding the Company's business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. Forward-looking statements involve risks and uncertainties described in the Company's reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, which could cause the Company's actual results to differ materially from historical earnings and those presently anticipated. When considering forward-looking statements, you should keep these risk factors in mind as well as the other cautionary statements in this Current Report. You should not place undue reliance on any forward-looking statement.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 27, 2004, the Company executed a commitment letter with The Patriot Group, LLC ("Patriot") dated as of October 26, 2004 (the "Patriot Letter"), for: (i) a $30.0 million warehouse facility to fund the origination of residential mortgage loans, including mortgage loans for which the complete documentation will not have been received by the custodian at the time of funding and closing of such loans, referred to in this Current Report as newly originated loans (the "Warehouse Facility"); and (ii) a $23.0 million commitment for the purchase of specified interest-only strips (the "Purchased Securities") owned by a subsidiary of the Company (the "Repurchase Facility"). The Company will organize a special purpose trust (the "Trust") to act as borrower under the Warehouse Facility, hold the related newly originated loans and act as seller under the Repurchase Facility. The Company will also form a second trust to hold 100% of the ownership interest in the Trust (the "Trust Parent").

         The Warehouse Facility will have a term of three years, although, upon the termination of the Repurchase Facility at the close of its two-year term, the Company has an option to terminate the Warehouse Facility on the second anniversary of the closing date upon payment of a termination fee of $600,000. Pursuant to the Patriot Letter, the Warehouse Facility will have a floating interest rate based upon LIBOR plus a margin of 2.5% per year.

         The Warehouse Facility will be secured by, among other items, (i) newly originated loans funded through the facility and proceeds from these loans; (ii) a pledge of 100% of the common stock of ABFS Consolidated Holdings, Inc., the Company's subsidiary that will own 97% of the Trust Parent; (iii) a certificate issued by the Trust Parent entitling an entity organized by Patriot to a priority interest in all of such parent's assets and distributions, including income derived from certain of the Company's interest-only strips; (iv) certain servicing advances owned by American Business Credit, Inc., a subsidiary of the Company; and (v) the value of the Purchased Securities in excess of the amount necessary for the Trust to satisfy its obligations under the Repurchase Facility (the "Repurchase Related Collateral") (collectively, the "Warehouse Facility Collateral").

         In connection with the Warehouse Facility, the lender on the Company's $250.0 million credit facility must consent to certain aspects of the proposed transaction. In addition, the Trust Parent will enter into a security agreement with the trustee for the Company's outstanding senior collateralized subordinated notes pursuant to which collateral owned by the Trust Parent will be pledged to secure the senior collateralized subordinated notes.




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         In connection with the execution of the Patriot Letter, the Company paid fees of approximately $1.9 million. The Company also agreed to pay fees on the closing of the facility and over the term of the Warehouse Facility totaling approximately $7.1 million, as well as an annual non-use fee equal to a percentage of the undrawn portion of the Warehouse Facility.

         As described in the Patriot Letter, under the Repurchase Facility, an entity organized by Patriot for the purposes of the Repurchase Facility transaction (the "Purchaser") will acquire the Purchased Securities for $23.0 million, which amount will be initially adjusted to reflect any pre-closing adjustments to the value of the Purchased Securities that may result from distributions on the Purchased Securities after September 30, 2004, changes in market conditions or other factors as determined by the Purchaser, and may be reduced after the closing in case of a margin payment paid to the Purchaser, as described in the Repurchase Facility. Subject to certain limitations, the repurchase price of the Purchased Securities will be secured by the Warehouse Facility Collateral, other than the Repurchase Related Collateral. The Repurchase Facility will terminate two years after the closing date. The Company has an option to terminate the Repurchase Facility by repurchasing the Purchased Securities in whole, but not in part, and paying the applicable exit fee equal to 3% of the Repurchase Facility amount. The Company's execution of the definitive agreement related to the Repurchase Facility will require the consent of the lender under the Company's $250.0 million credit facility.

         The Patriot Letter is subject to, among other things, (i) the approval of the facility by Patriot's investment committee on or prior to November 5, 2004 and (ii) the execution of definitive agreements regarding the facility not later than November 5, 2004.

         The availability of the Warehouse Credit Facility and the Repurchase Facility, referred to as the facilities, is subject to the satisfaction of certain initial conditions on or prior to November 5, 2004, which include, but are not limited to, the following: (i) the Company's receipt of one or more definitive commitments from one or more other new lenders for warehouse funding of at least $100.0 million with a minimum of $30.0 million available for funding newly originated loans, which funding must close not later than November 5, 2004; and (ii) the Company's assignment to Patriot of a "key man" life insurance policy equal to at least $2.0 million on the life of Mr. Santilli, the Company's Chief Executive Officer, and the Company's agreement to use its best efforts to increase such policy to $5.0 million within six months of the closing date.

         The facilities will also be subject to certain customary and other on-going conditions pursuant to which the Company will be required (i) to maintain at all times an effective registration statement with the Securities and Exchange Commission for the sale of at least $30.0 million of subordinated debentures; (ii) to maintain its ability to issue and sell its subordinated debentures, except for the inability to issue and sell subordinated debentures for a period of time which shall not exceed three consecutive weeks or two occasions in any 12-month period irrespective of the length of time of any such occasions; (iii) to satisfy all requirements for the continued listing of its common stock on the NASDAQ National Market, with a delisting notification to be considered a default under the facilities subject to the cure period provided in the applicable Nasdaq listings standards; and (iv) during the terms of the facilities, to retain Messrs. Santilli, Ruben and Mandia in their current positions at the Company or, if Messrs. Ruben or Mandia cease to hold their current positions of Executive Vice President and Chief Financial Officer, respectively, to secure a replacement employee reasonably satisfactory to Patriot.

         The facilities will contain additional conditions, representations, covenants and events of default customary for transactions of this type and similar to those contained in the Company's $250.0 million credit facility, as well as the Company's covenant to maintain additional warehouse facilities for an aggregate of at least $350.0 million. The failure to satisfy any of the initial or on-going conditions contained in the facilities or the loss of servicing rights under more than two of the Company's outstanding securitizations or any warehouse facility will constitute an event of default under the facilities.





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         While the Company anticipates that it will close on the facilities with
Patriot, there can be no assurance that these negotiations will result in definitive agreements or that these agreements, as negotiated, will contain terms and conditions acceptable to the Company. The Company anticipates that once these facilities are in place it may seek to draw down on the full amount to the extent necessary to fund its loan originations.

         The foregoing brief summaries of agreements entered into by the Company are not intended to be complete, and are qualified in their entirety by reference to the agreements, which are incorporated by reference from the Company's reports filed pursuant to the Exchange Act.




















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2004

                                AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                By:    /s/ Stephen M. Giroux
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                                Name:  Stephen M. Giroux
                                Title: Executive Vice President, General Counsel
                                       and Secretary

















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